Exhibit 99.1

CONTACTS:	Dennis Oates	Paul M. McGrath	June Filingeri
	Chairman,	VP Administration,	President
	President and CEO	General Counsel and	Comm-Partners LLC
	(412) 257-7609	Corporate Secretary	(203) 972-0186
(412) 257-7603

FOR IMMEDIATE RELEASE

UNIVERSAL STAINLESS REACHES EARLY LABOR AGREEMENT AT ITS

BRIDGEVILLE FACILITY

BRIDGEVILLE, PA, July 2, 2013 – Universal Stainless & Alloy Products, Inc. (Nasdaq: USAP) announced today that it has reached a new 5-year collective bargaining agreement with the hourly employees at its Bridgeville facility represented by Local 9531 of the United Steelworkers.

The new 5-year collective bargaining agreement has been ratified by the bargaining unit and will be effective September 1, 2013 when the existing labor agreement expires. The new contract maintains the flexible work rule terms and profit sharing incentives contained in the existing agreement.

Dennis Oates, President and Chief Executive Officer, commented: “We are pleased that we have a new contract with the Bridgeville employees that is beneficial to them and is in the best interests of our customers and shareholders. The early ratification allows us to continue to serve our customers with outstanding customer service.”

About Universal Stainless & Alloy Products, Inc.

Universal Stainless & Alloy Products, Inc., headquartered in Bridgeville, PA, manufactures and markets semi-finished and finished specialty steels, including stainless steel, tool steel and certain other alloyed steels. The Company’s products are used in a variety of industries, including aerospace, power generation, oil and gas, and heavy equipment manufacturing. Established in 1994, the Company, with its experience, technical expertise, and dedicated workforce, stands committed to providing the best quality, delivery, and service possible. More information is available at www.univstainless.com.

Forward-Looking Information Safe Harbor

Except for historical information contained herein, the statements in this release are forward-looking statements that are made pursuant to the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results in future periods to differ materially from forecasted results. Those risks include, among others, the concentrated nature of the Company’s customer base to date and the Company’s dependence on its significant customers; the receipt, pricing and timing of future customer orders; changes in product mix; the limited number of raw material and energy suppliers and significant fluctuations that may occur in raw material and energy prices; risks related to property, plant and equipment, including the Company’s reliance on the continuing operation of critical manufacturing equipment; risks associated with labor matters; the Company’s ongoing requirement for continued compliance with laws and regulations, including applicable safety and environmental regulations; the ultimate outcome of the Company’s current and future litigation and matters; risks related to acquisitions that the Company may make; and the impact of various economic, credit and market risk uncertainties. Many of these factors are not within the Company’s control and involve known and unknown risks and uncertainties that may cause the Company’s actual results in future periods to be materially different from any future performance suggested herein. Any unfavorable change in the foregoing or other factors could have a material adverse effect on the Company’s business, financial condition and results of operations. Further, the Company operates in an industry sector where securities values may be volatile and may be influenced by economic and other factors beyond the Company’s control. Certain of these risks and other risks are described in the Company’s filings with the Securities and Exchange Commission (SEC) over the last 12 months, copies of which are available from the SEC or may be obtained upon request from the Company.

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